Exhibit (j)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the reference to our Firm under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information of Fidelity Commonwealth Trust II: Fidelity International Enhanced Index Fund, Fidelity Small Cap Enhanced Index Fund, and Fidelity Mid Cap Enhanced Index Fund, which is included in Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A.

____________________________	/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
December 12, 2007